UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2022

Metacrine, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39512	47-2297384
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3985 Sorrento Valley Blvd., Suite C San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 369-7800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	MTCR	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Officer Equity Grants

On February 27, 2022, the Compensation Committee of the Board of Directors (the “Board”) of Metacrine, Inc. (the “Company”) approved grants of stock options (“Options”) and restricted stock units (“RSUs”) to certain of the Company’s executive officers, pursuant to and subject to the terms of the Metacrine, Inc. 2020 Equity Incentive Plan (the “2020 Plan”) and the form of option agreement (the “Option Agreement”) and restricted stock unit agreement (the “RSU Agreement”) adopted thereunder to be entered into by the executive officers and the Company. In connection therewith, certain executive officers received grants of Options and RSUs as follows:

	Options Granted (# of Shares)	RSUs Granted (# of Shares)
Preston Klassen, M.D. President and Chief Executive Officer	842,211	842,211
Michael York Chief Business Officer	210,553	210,553

The Options terminate ten years after the grant date or earlier in the event the executive officer’s service to the Company is terminated and have an exercise price per share equal to the closing price of the Company’s Common Stock, par value $0.0001 per share (“Common Stock”), as reported on The Nasdaq Global Market on the grant date. Fifty percent (50%) of the Options vest on the first anniversary of the grant date, with the remaining 50% vesting in equal monthly amounts over the following 12 months, subject to the executive officer’s continued service to the Company.

Each RSU represents the right to receive one share of Common Stock upon the vesting of the RSU. One hundred percent (100%) of the RSUs vest on the first anniversary of the grant date, subject to the executive officer’s continued service to the Company.

The foregoing terms and conditions of the Options and the RSUs are not complete and are qualified in their entirety by reference to the full text of (i) the 2020 Plan (including the Option Agreement), which was filed as Exhibit 99.2 to the Company’s Registration Statement on Form S-8 (File No. 333-248996), filed with the Securities and Exchange Commission (the “SEC”) on September 23, 2020 and (ii) the RSU Agreement, which was filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q (File No. 001-39512), filed with the SEC on August 12, 2021.

Separation Agreement with Patricia Millican

As previously reported by the Company in its Current Report on Form 8-K dated February 17, 2022 and filed with the SEC on February 24, 2022 (the “Prior 8-K”), Patricia Millican notified the Board that she will resign from her position as the Company’s Chief Financial Officer, principal financial officer and principal accounting officer, effective as of March 31, 2022, to pursue another opportunity. On March 2, 2022, the Company and Ms. Millican entered into a separation agreement (“Separation Agreement”) on the terms and conditions set forth in the second paragraph of Item 5.02 of the Prior 8-K, which is incorporated by reference herein. The foregoing description of the Separation Agreement is qualified in its entirety by reference to the Separation Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Metacrine, Inc.

Date: March 3, 2022	By:	/s/ Patricia Millican
Patricia Millican
Chief Financial Officer

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